EX 23.1
Form 11-K for 2017
File No. l-8610

Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement (Form S-8, No. 333-189789) pertaining to the AT&T Retirement Savings Plan of our report dated June 22, 2017, with respect to the statement of net assets available for benefits as of December 31, 2016 of the AT&T Retirement Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2017.

Dallas, Texas /s/ Ernst & Young LLP

June 22, 2018

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